EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2019

–	Reaffirms full year 2019 financial forecast and operational goals

–	Provides Q3 2019 revenue forecast of $245M-$275M

GAITHERSBURG, Md., August 1, 2019—Emergent BioSolutions Inc. (NYSE: EBS) reported financial results for the second quarter and six months ended June 30, 2019.

FINANCIAL HIGHLIGHTS (unaudited)

(in millions)	Q2 2019	Q2 2018
Total Revenues	$243.2	$220.2
Pre-tax (Loss) Income	$(15.1)	$65.8
Net (Loss) Income	$(9.5)	$50.1
Adjusted Net Income (1)	$6.3	$54.7
EBITDA (1)	$21.6	$79.0
Adjusted EBITDA (1)	$26.2	$80.4

(in millions)	6 Months 2019	6 Months 2018
Total Revenues	$433.9	$338.0
Pre-tax (Loss) Income	$(53.0)	$56.4
Net (Loss) Income	$(35.6)	$45.2
Adjusted Net (Loss) Income (1)	$(0.7)	$53.1
EBITDA (1)	$19.8	$82.1
Adjusted EBITDA (1)	$33.3	$83.7

Q2 2019 AND RECENT BUSINESS ACCOMPLISHMENTS

Procurement

•
Announced the exercise by the Biomedical Advanced Research and Development Authority (BARDA) of the first contract option, valued at $261 million, to procure doses of the next generation anthrax vaccine candidate AV7909 (anthrax vaccine adsorbed with adjuvant) for delivery into the U.S. Strategic National Stockpile (SNS) over 12 months.

•
Awarded a 10-year procurement contract from the U.S. Department of Health and Human Services (HHS), valued at approximately $535 million, to deliver VIGIV (vaccinia immune globulin intravenous) into the SNS in support of smallpox preparedness.

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Product Development

•
Initiated a Phase III trial to evaluate the lot consistency, immunogenicity and safety of the next generation anthrax vaccine candidate AV7909, with funding from BARDA, pursuant to a development and procurement contract signed in September 2016; the Company also continued manufacturing of AV7909, first begun in Q1 2019, and is preparing to initiate in the third quarter the first delivery of doses of AV7909 into the SNS pursuant to the same September 2016 contract. More recently, enrollment for this Phase III trial has now been completed, ahead of schedule.

•
Provided interim analysis of the Phase II clinical study evaluating the safety and immunogenicity of the Company's chikungunya virus virus-like-particle (VLP) vaccine candidate, CHIKV-VLP, showing with a single dose administered up to 98% of study participants produced neutralizing antibodies against the chikungunya virus by day 7, with persistent effect out to the six-month visit, including in the single-dose regimen.

•	Granted marketing authorization in five EU countries for the Company's oral typhoid vaccine, expanding the availability of this vaccine across Europe.

•
Granted approval by the U.S. Food and Drug Administration (FDA) of a change in the storage conditions of the Company's oral cholera vaccine, Vaxchora® (Cholera Vaccine, Live, Oral) from frozen to 2-8 degrees Celsius as well as the transfer of bulk drug substance manufacturing from the Company's facilities in San Diego to its manufacturing site in Bern, Switzerland.

2019 FINANCIAL PERFORMANCE (unaudited)

(I) Quarter Ended June 30, 2019 (Q2)

Revenues

Total Revenues
For Q2 2019, total revenues were $243.2 million, an increase of 10% over 2018. Total revenues reflect the contribution of recently acquired products as well as increased contracts and grants revenue.

Product Sales
For Q2 2019, product sales were $183.5 million, an increase of $3.4 million or 2% as compared to 2018. The increase primarily reflects sales of both NARCAN® (naloxone HCl) Nasal Spray, which was acquired in October 2018, and other products, offset by decreased sales of ACAM2000® (Smallpox (Vaccinia) Vaccine, Live) and BioThrax® (Anthrax Vaccine Adsorbed).

(in millions)	Three Months Ended June 30,
	2019	2018	% Change
Product Sales
NARCAN Nasal Spray	$73.0	—	NM
ACAM2000	$6.5	$56.5	(88)%
BioThrax	$28.0	$77.6	(64)%
Other	$76.0	$46.0	65%
Total Product Sales	$183.5	$180.1	2%

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Contract Manufacturing
For Q2 2019, revenue from the Company’s contract manufacturing operations was $18.7 million, a decrease of $4.9 million or 21% as compared to 2018. The decrease primarily reflects contracted service work for a single customer in Q2 2018 that did not recur in Q2 2019.

Contracts and Grants
For Q2 2019, revenue from the Company’s development-based contracts and grants was $41.0 million, an increase of $24.5 million as compared to 2018. The increase primarily reflects increased R&D activities related to certain ongoing funded development programs, most notably AV7909.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For Q2 2019, cost of product sales and contract manufacturing was $100.8 million, an increase of $15.5 million or 18% as compared to 2018. The increase primarily reflects the impact of an increase in product sales due to the contribution of recently acquired products NARCAN® Nasal Spray, Vivotif® (Typhoid Vaccine Live Oral Ty21a), and Vaxchora®, as well as an increase in facilities expenses.

Research and Development (Gross and Net)

For Q2 2019, gross R&D expenses were $63.9 million, an increase of $39.2 million or 159% as compared to 2018. The increase primarily reflects costs associated with incremental development programs from the recent acquisitions of PaxVax and Adapt Pharma in October 2018, as well as timing of manufacturing development activities related to the AV7909 program.

For Q2 2019, net R&D expense, which reflects investments made in development programs that are not currently funded in whole or in part by third-party partners and is calculated as gross research and development expenses minus contracts and grants revenue, was $22.9 million, an increase of $14.7 million or 179% as compared to 2018. The increase primarily reflects investments in the development of the CHIKV-VLP vaccine, FLU-IGIV hyperimmune and various programs related to opioid overdose response. The Q2 2019 net R&D expense was 11% of adjusted revenue (total revenue less contracts & grants) compared to 4% of adjusted revenue in Q2 2018.

(in millions)	Three Months Ended June 30,
	2019	2018	% Change
Research and Development Expenses	$63.9	24.7	159%
Adjustments:
Less Contracts and Grants Revenue	$41.0	$16.5	148%
Net Research and Development Expenses	$22.9	$8.2	179%
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	$202.2	$203.7	(1)%
Net R&D as % of Adjusted Revenue (Net R&D Margin)	11%	4%	NA

Selling, General and Administrative

For Q2 2019, selling, general and administrative expenses were $70.8 million, an increase of $31.3 million or 79% as compared to 2018. The increase primarily reflects the addition of the operations and integration costs associated with the PaxVax and Adapt Pharma acquisitions.

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Amortization of Intangible Assets

For Q2 2019, amortization of intangible assets was $14.7 million versus $3.9 million as compared to 2018. The increase entirely reflects higher non-cash intangible asset amortization costs associated with the PaxVax and Adapt Pharma acquisitions.

Income Taxes

For Q2 2019, the benefit from income taxes in the amount of $5.6 million includes the impact of non-deductible acquisition transaction costs and other permanent items. The effective tax rate for Q2 2019 is not meaningful given the lack of any pre-tax income for the quarter.

Net (Loss) Income & Adjusted Net (Loss) Income

For Q2 2019, the Company recorded a net loss of $9.5 million, or $0.18 per diluted share, versus a net income of $50.1 million, or $0.98 per diluted share, in 2018.

For Q2 2019, the Company recorded an adjusted net loss of $6.3 million, or $0.12 per diluted share, versus an adjusted net income of $54.7 million, or $1.07 per diluted share, in 2018. (1)

EBITDA & Adjusted EBITDA

For Q2 2019, the Company recorded EBITDA of $21.6 million versus $79.0 million in 2018. (1)

For Q2 2019, the Company recorded adjusted EBITDA of $26.2 million versus $80.4 million in 2018. (1)

(II) Six months ended June 30, 2019 (unaudited)

Revenues

Total Revenues
For the six months ended June 30, 2019, total revenues were $433.9 million, an increase of 28% over 2018. Total revenues reflect a significant increase in product sales due to the contribution of recently acquired products.

Product Sales
For the six months ended June 30, 2019, product sales were $336.5 million, an increase of $80.7 million or 32% as compared to 2018. The increase primarily reflects sales of NARCAN® Nasal Spray, which was acquired in October 2018, and other products, offset by decreased sales of ACAM2000® and BioThrax®.

(in millions)	Six Months Ended June 30,
	2019	2018	% Change
Product Sales
NARCAN Nasal Spray	$138.5	—	NM
ACAM2000	$52.0	$78.3	(34)%
BioThrax	$39.6	$97.8	(60)%
Other	$106.4	$79.7	33%
Total Product Sales	$336.5	$255.8	32%

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Contract Manufacturing
For the six months ended June 30, 2019, revenue from the Company’s contract manufacturing operations was $34.6 million, a decrease of $15.2 million or 31% as compared to 2018. The decrease primarily reflects contracted service work in the six months of 2018 that did not recur in the six months of 2019.

Contracts and Grants
For the six months ended June 30, 2019, revenue from the Company’s development-based contracts and grants was $62.8 million, an increase of $30.4 million or 94% as compared to 2018. The increase primarily reflects increased R&D activities related to certain ongoing funded development programs, most notably AV7909.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For the six months ended June 30, 2019, cost of product sales and contract manufacturing was $192.7 million, an increase of $53.3 million or 38% as compared to 2018. The increase primarily reflects the impact of an increase in product sales due to the contribution of recently acquired products NARCAN® Nasal Spray, Vivotif®, and Vaxchora®, which were all acquired in October 2018, as well as an increase in facilities related expenses.

Research and Development (Gross and Net)
For the six months ended June 30, 2019, gross R&D expenses were $110.0 million, an increase of $56.2 million compared to 2018. The increase primarily reflects costs associated with incremental development programs from the recent acquisitions of PaxVax and Adapt Pharma in October 2018, as well as timing of manufacturing development activities related to the AV7909 program.

For the six months ended June 30, 2019, net R&D expense, which reflects investments made in development programs that are not currently funded in whole or in part by third-party partners and is calculated as gross research and development expenses minus contracts and grants revenue, was $47.2 million, an increase of $25.8 million or 121% as compared to 2018. The increase primarily reflects investments in the development of the CHIKV-VLP vaccine, FLU-IGIV hyperimmune and various programs related to opioid overdose response. The six months of 2019 net R&D expense was 13% of adjusted revenue (total revenue less contracts & grants) compared to 7% of adjusted revenue in the six months of 2018.

(in millions)	Six Months Ended June 30,
	2019	2018	% Change
Research and Development Expenses	$110.0	$53.8	104%
Adjustments:
Less Contracts and Grants Revenue	$62.8	$32.4	94%
Net Research and Development Expenses	$47.2	$21.4	121%
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	$371.1	$305.6	21%
Net R&D as % of Adjusted Revenue (Net R&D Margin)	13%	7%	NA

Selling, General and Administrative
For the six months ended June 30, 2019, selling, general and administrative expenses were $136.4 million, an increase of $56.7 million or 71% as compared to 2018. The increase primarily reflects the addition of the operations and integration costs associated with the PaxVax and Adapt Pharma acquisitions.

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Amortization of Intangible Assets
For the six months ended June 30, 2019, amortization of intangible assets was $29.2 million versus $7.8 million as compared to 2018. The increase entirely reflects higher non-cash intangible asset amortization costs associated with the PaxVax and Adapt Pharma acquisitions.

Income Taxes
For the six months ended June 30, 2019, the benefit from income taxes in the amount of $17.4 million includes the impact of non-deductible acquisition transaction costs and other permanent items. The effective tax rate for the six months of 2019 is not meaningful given the lack of any pre-tax income for the six month period.

Net (Loss) Income & Adjusted Net (Loss) Income
For the six months ended June 30, 2019, the Company recorded a net loss of $35.6 million, or $0.69 per diluted share, versus a net income of $45.2 million, or $0.89 per diluted share, in 2018.

For the six months ended June 30, 2019, the Company recorded an adjusted net loss of $0.7 million, or $0.01 per diluted share, versus an adjusted net income of $53.1 million, or $1.04 per diluted share, in 2018. (1)

EBITDA & Adjusted EBITDA
For the six months ended June 30, 2019, the Company recorded EBITDA of $19.8 million versus $82.1 million in 2018. (1)

For the six months ended June 30, 2019, the Company recorded adjusted EBITDA of $33.3 million versus $83.7 million in 2018. (1)

2019 FINANCIAL FORECAST (Reaffirmed)

For full year 2019, the company reaffirms its expectation of the following forecasted financial metrics:

(in millions)	FULL YEAR 2019 (As of 8/1/2019)
Total Revenues	$1,060 -- $1,140
Net Income (1)	$80 -- $110
Adjusted Net Income (1)	$150 -- $180
EBITDA (1)	$255 -- $285
Adjusted EBITDA (1)	$280 -- $310

The Company’s financial forecast for 2019 includes the anticipated impact of full year product sales, continued contract manufacturing and contracts & grants revenue as well as continued investment in internally funded development projects. The outlook for 2019 does not include estimates for potential new corporate development or other M&A transactions.

Q3 2019 REVENUE FORECAST

For Q3 2019, the Company forecast for total revenues is $245 million to $275 million.

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FOOTNOTES

(1) See "Reconciliation of Net (Loss) Income to Adjusted Net (Loss) Income, EBITDA and Adjusted EBITDA" for a definition of terms and a reconciliation table.

CONFERENCE CALL AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm (Eastern Time) today, August 1, 2019, to discuss these financial results. This conference call can be accessed live by telephone or through Emergent’s website:

Live Teleconference Information: Dial in: [US] (855) 766-6521; [International] (262) 912-6157 Conference ID: 8166567
Live Webcast Information: Visit https://edge.media-server.com/m6/p/4agi9rte for the live webcast feed.

A replay of the call can be accessed at www.emergentbiosolutions.com under “Investors.”

ABOUT EMERGENT BIOSOLUTIONS INC.
Emergent BioSolutions Inc. is a global life sciences company seeking to protect and enhance life by focusing on providing specialty products for civilian and military populations that address accidental, deliberate, and naturally occurring public health threats. We aspire to be a Fortune 500 company recognized for protecting and enhancing life, driving innovation, and living our values. Additional information about the company may be found at www.emergentbiosolutions.com. Find us on LinkedIn and follow us on Twitter @emergentbiosolu and Instagram @life_at_emergent.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance, statements regarding product sales, continued contract manufacturing and contracts & grants revenue as well as continued investment in discretionary funding development projects and any other statements containing the words “will,” “believes,” “expects,” “anticipates,” “intends” “plans,” “targets,” “forecasts,” “estimates” and similar expressions in conjunction with, among other things, discussions of the Company's outlook, financial performance or financial condition, financial and operation goals, strategic goals, growth strategy, product sales, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, and Emergency Use Authorization (EUA) and the timing of other regulatory approvals or expenditures and the initiation of the first delivery of doses of AV7909 into the SNS are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements, including the availability of funding and the exercise of options under our BioThrax and AV7909 contracts; appropriations for the procurement of our products; our ability to commence deliveries of AV7909 based on BARDA's procurement for the SNS; our ability to secure EUA designation and eventual licensure of AV7909 from the FDA within the anticipated timeframe, if at all; availability of funding for our U.S. government grants and contracts; our ability to successfully integrate and develop the operations, products or product candidates, programs, and personnel of any entities, businesses or products that we acquire, including our acquisitions of PaxVax and Adapt; our ability to complete expected deliveries of BioThrax, and raxibacumab; our ability to establish a multi-

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year follow-on contract for ACAM2000; our ability to advance the technology transfer of raxibacumab to the Company’s Bayview facility; our ability to identify and acquire or in-license products or product candidates that satisfy our selection criteria; our ability and the ability of our collaborators to defend underlying patents from infringement by generic naloxone entrants; whether anticipated synergies and benefits from an acquisition or in-license will be realized within expected time periods, if at all; our ability to utilize our manufacturing facilities and expand our capabilities; our ability and the ability of our contractors and suppliers to maintain compliance with Current Good Manufacturing Practices and other regulatory obligations; the results of regulatory inspections; the success of our ongoing and planned development programs; the timing and results of clinical trials; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission when evaluating our forward-looking statements.

###

Investor Contact Robert Burrows Vice President, Investor Relations (o) 240/631-3280; (m) 240/413-1917 burrowsr@ebsi.com	Media Contact Lynn Kieffer Vice President, Corporate Communications (o) 240/631-3391 kiefferl@ebsi.com

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Emergent BioSolutions Inc.
Consolidated Balance Sheets
(unaudited, in millions, except per share data)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$177.4	$112.2
Restricted cash	0.2	0.2
Accounts receivable, net	218.1	262.5
Inventories	232.0	205.8
Prepaid expenses and other current assets	65.0	40.1
Total current assets	692.7	620.8
Property, plant and equipment, net	520.5	510.2
Intangible assets, net	742.4	761.6
In-process research and development	41.0	50.0
Goodwill	268.3	259.7
Other assets	56.4	27.1
Total assets	$2,321.3	$2,229.4
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$124.5	$80.7
Accrued expenses	54.8	30.7
Contingent consideration, current portion	54.6	5.6
Accrued compensation	44.7	58.2
Debt, current portion	10.1	10.1
Other current liabilities	12.5	15.1
Total current liabilities	301.2	200.4
Contingent consideration	10.4	54.4
Debt	830.4	784.5
Deferred tax liability	65.6	67.5
Deferred revenue	77.0	62.5
Other liabilities	47.8	49.2
Total liabilities	1,332.4	1,218.5

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 15.0 shares authorized, no shares issued or outstanding at both 2019 and 2018	--	--
Common stock, $0.001 par value; 200.0 shares authorized, 52.7 shares issued and 51.6 shares outstanding at 2019; 52.4 shares issued and 51.2 shares outstanding at 2018	0.1	0.1
Treasury stock, at cost, 1.2 common shares at both 2019 and 2018	(39.7)	(39.6)
Additional paid-in capital	701.8	688.6
Accumulated other comprehensive loss	(5.0)	(5.5)
Retained earnings	331.7	367.3
Total stockholders’ equity	988.9	1,010.9
Total liabilities and stockholders’ equity	$2,321.3	$2,229.4

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Emergent BioSolutions Inc.
Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	Three Months Ended June 30,
	2019	2018

Revenues:
Product sales, net	$183.5	$180.1
Contract manufacturing	18.7	23.6
Contracts and grants	41.0	16.5
Total revenues	243.2	220.2

Operating expenses:
Cost of product sales and contract manufacturing	100.8	85.3
Research and development	63.9	24.7
Selling, general and administrative	70.8	39.5
Amortization of acquisition-related intangible assets	14.7	3.9
Total operating expenses	250.2	153.4

(Loss) income from operations	(7.0)	66.8

Other income (expense):
Interest expense	(9.5)	(1.0)
Other income, net	1.4	--
Total other expense, net	(8.1)	(1.0)

(Loss) income before income taxes	(15.1)	65.8
Income tax (benefit) expense	(5.6)	15.7
Net (loss) income	$(9.5)	$50.1

Net (loss) income per share - basic	$(0.18)	$1.00
Net (loss) income per share - diluted	$(0.18)	$0.98

Weighted-average number of shares - basic	51.5	49.9
Weighted-average number of shares - diluted	51.5	51.2

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Emergent BioSolutions Inc.
Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	Six Months Ended June 30,
	2019	2018

Revenues:
Product sales, net	$336.5	$255.8
Contract manufacturing	34.6	49.8
Contracts and grants	62.8	32.4
Total revenues	433.9	338.0

Operating expenses:
Cost of product sales and contract manufacturing	192.7	139.4
Research and development	110.0	53.8
Selling, general and administrative	136.4	79.7
Amortization of acquisition-related intangible assets	29.2	7.8
Total operating expenses	468.3	280.7

(Loss) income from operations	(34.4)	57.3

Other income (expense):
Interest expense	(19.0)	(1.2)
Other income, net	0.4	0.3
Total other expense, net	(18.6)	(0.9)

(Loss) income before income taxes	(53.0)	56.4
Income tax (benefit) expense	(17.4)	11.2
Net (loss) income	$(35.6)	$45.2

Net (loss) income per share - basic	$(0.69)	$0.91
Net (loss) income per share - diluted	$(0.69)	$0.89

Weighted-average number of shares - basic	51.3	49.7
Weighted-average number of shares - diluted	51.3	51.0

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Emergent BioSolutions Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Six Months Ended June 30,
	2019	2018
Cash flows provided by (used in) operating activities:
Net (loss) income	$(35.6)	$45.2
Adjustments to reconcile to net (loss) income to net cash provided by operating activities:
Share-based compensation expense	14.9	11.7
Depreciation and amortization	55.1	24.7
Amortization of deferred financing costs	1.5	—
Deferred income taxes	(1.3)	8.5
Change in fair value of contingent consideration, net	5.5	1.7
Other	2.9	1.2
Changes in operating assets and liabilities:
Accounts receivable	44.6	(46.2)
Inventories	(26.1)	3.4
Prepaid expenses and other assets	(44.9)	(9.3)
Accounts payable	42.6	(4.4)
Accrued expenses	6.9	5.6
Accrued compensation	(13.5)	(8.6)
Deferred revenue	16.4	0.1
Net cash provided by operating activities:	69.0	33.6
Cash flows used in investing activities:
Purchases of property, plant and equipment and other	(35.5)	(25.2)
Milestone payment from prior asset acquisition	(10.0)	—
Proceeds from sale of assets	—	2.6
Net cash used in investing activities:	(45.5)	(22.6)
Cash flows provided by (used in) financing activities:
Proceeds from revolving credit facility	130.0	—
Principal payments on revolving credit facility	(80.0)	—
Principal payments on term loan facility	(5.6)	—
Issuance of stock under share-based benefit plans	4.6	8.5
Taxes paid on behalf of employees for equity activity	(6.3)	(6.0)
Contingent consideration payments	(1.0)	(1.3)
Purchase of treasury stock	—	(0.1)
Net cash provided by financing activities:	41.7	1.1
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(0.1)
Net increase in cash, cash equivalents and restricted cash	65.2	12.0
Cash, cash equivalents and restricted cash at beginning of period	112.4	179.3
Cash, cash equivalents and restricted cash at end of period	$177.6	$191.3

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RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS), EBITDA AND ADJUSTED EBITDA (unaudited)
This press release contains three financial measures (Adjusted Net Income (Loss), EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), and Adjusted EBITDA) that are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted Net Income (Loss) adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting (which are all tax effected utilizing the statutory tax rate for the US). EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and provision for income taxes. Adjusted EBITDA also excludes specified items that can be highly variable and the non-cash impact of certain purchase accounting adjustments (which are all tax effected utilizing the statutory tax rate for the US). The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company’s business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Reconciliation of Net (Loss) Income to Adjusted Net (Loss) Income (Unaudited)

(in millions, except per share value)	Three Months Ended June 30,
	2019	2018	Source
Net (Loss) Income	($9.5)	$50.1
Adjustments:
+ Acquisition-related costs (transaction & integration)	3.5	1.4	SG&A
+ Non-cash amortization charges	15.4	4.0	SG&A, Other Income
+ Exit and disposal costs	—	0.4	SG&A
+ Impact of purchase accounting on inventory step-up	1.1	—	COGS
Tax effect	(4.2)	(1.2)
Total Adjustments:	15.8	4.6
Adjusted Net Income	$6.3	$54.7
Adjusted Net Income Per Diluted Share	$0.12	$1.07

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(in millions, except per share value)	Six Months Ended June 30,
	2019	2018	Source
Net (Loss) Income	($35.6)	$45.2
Adjustments:
+ Acquisition-related costs (transaction & integration)	7.4	1.6	SG&A
+ Non-cash amortization charges	30.7	8.0	SG&A, Other Income
+ Exit and disposal costs	—	0.4	SG&A
+ Impact of purchase accounting on inventory step-up	6.1	—	COGS
Tax effect	(9.3)	(2.1)
Total Adjustments:	34.9	7.9
Adjusted Net (Loss) Income	($0.7)	$53.1
Adjusted Net (Loss) Income Per Diluted Share	($0.01)	$1.04

(in millions)	Full Year Forecast
	2019F	Source
Net Income	$80 - $110
Adjustments:
+ Acquisition-related costs (transaction & integration)	15	SG&A
+ Non-cash amortization charges	64	SG&A, Other Income
+ Exit and disposal costs	4	SG&A
+ Impact of purchase accounting on inventory step-up	6	COGS
Tax effect	(19)
Total Adjustments:	70
Adjusted Net Income	$150 - $180

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Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA (Unaudited)

(in millions, except per share value)	Three Months Ended June 30,
	2019	2018
Net (Loss) Income	($9.5)	$50.1
Adjustments:
+ Depreciation & amortization	27.2	12.2
+ Benefit from income taxes	(5.6)	15.7
+ Total interest expense	9.5	1.0
Total Adjustments	31.1	28.9
EBITDA	$21.6	$79.0
Additional Adjustments:
+ Acquisition-related costs (transaction & integration)	3.5	1.4
+ Impact of purchase accounting on inventory step-up	1.1	—
Total Additional Adjustments	4.6	1.4
Adjusted EBITDA	$26.2	$80.4

(in millions, except per share value)	Six Months Ended June 30,
	2019	2018
Net (Loss) Income	($35.6)	$45.2
Adjustments:
+ Depreciation & amortization	53.8	24.5
+ Benefit from income taxes	(17.4)	11.2
+ Total interest expense	19.0	1.2
Total Adjustments	55.4	36.9
EBITDA	$19.8	$82.1
Additional Adjustments:
+ Acquisition-related costs (transaction & integration)	7.4	1.6
+ Impact of purchase accounting on inventory step-up	6.1	—
Total Additional Adjustments	13.5	1.6
Adjusted EBITDA	$33.3	$83.7

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(in millions)	Full Year Forecast
2019F
Net Income	$80 - $110
Adjustments:
+ Depreciation & amortization	106
+ Provision for income taxes	30
+ Total interest expense	39
Total Adjustments	175
EBITDA	$255 - $285
Additional Adjustments:
+ Acquisition-related costs (transaction & integration)	15
+ Exit and disposal costs	4
+ Impact of purchase accounting on inventory step-up	6
Total Additional Adjustments	25
Adjusted EBITDA	$280 - $310

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